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                                                                     EXHIBIT 4.4

                        NOBLE DRILLING (PAUL WOLFF) LTD.
                              c/o Maples and Calder
                            P.O. Box 309 Ugland House
                        South Church Street, George Town
                          Grand Cayman, Cayman Islands
                               British West Indies

                                 March 15, 2002


             FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT AND CONSENT

         Reference is hereby made to the those certain Note Purchase Agreements dated July 1, 1998 (the "Note Purchase Agreements") between Noble Drilling (Paul Wolff) Ltd. (the "Company"), the Purchasers listed on Schedule A attached hereto, and JP Morgan Chase Bank, National Association, f/k/a Chase Bank of Texas, National Association, as trustee ("Trustee"). Terms used herein and not defined shall have the meanings given such terms in the Note Purchase Agreements.

                                   WITNESSETH

         WHEREAS, Noble Drilling Corporation ("NDC") guaranteed the Obligations of the Company under the Agreement and the Notes pursuant to a certain Parent Guaranty dated July 1, 1998 (the "Original Parent Guaranty") by NDC in favor of Trustee;

         WHEREAS, NDC proposes to reorganize its corporate structure in order that, immediately after giving effect to such reorganization, NDC will be a wholly-owned Subsidiary of Noble Holding (U.S.) Corporation ("NHC"), and NHC will be a wholly-owned Subsidiary of Noble Corporation ("Parent");

         WHEREAS, the Company has requested that Purchasers consent to such restructuring, and Purchasers are willing to consent to such restructuring, subject to the terms and conditions hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each undersigned Purchaser hereby agree as follows:

         Each undersigned Purchaser hereby consents to the above-described restructuring, such consent to be effective upon the satisfaction of each of the following conditions precedent:

         1. The Company, the Trustee and Required Purchasers shall have executed and delivered this Amendment and Consent to the Trustee.


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         2.       Each of Parent, NHC and NDC shall have executed and delivered to the Trustee for the benefit of Purchasers, an Amended and Restated Parent Guaranty in the form of Exhibit A attached hereto.

         3. Each of Parent, NHC and NDC shall have executed and delivered to the Trustee, for the benefit of Purchasers, an Amended and Restated Parent Guaranty in the form of Exhibit A attached hereto.

         4. The Trustee shall have received (i) an opinion of Thompson & Knight LLP, counsel to Parent, NHC and NDC, in the form of Exhibit B attached hereto and (ii) an opinion of Maples & Calder, special Cayman Islands counsel to Parent, in the form of Exhibit C attached hereto.

         The Company and each undersigned Purchaser hereby agree that upon the effectiveness hereof, the definition of "Parent Guarantor" set forth in Section 9 of the Note Purchase Agreements shall be amended to read as follows:

         "Parent Guarantor" shall mean, collectively: (i) Noble Corporation, a Cayman Islands exempted company limited by shares, (ii) Noble Holding (U.S.) Corporation, a Delaware corporation, and (iii) Noble Drilling Corporation, a Delaware corporation.

         This Amendment and Consent is a Credit Document for purposes of the Note Purchase Agreements. Capitalized terms used and not defined herein shall have the meanings given such terms in the Note Purchase Agreements. This Amendment and Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                                                Sincerely yours,

                                                NOBLE DRILLING (PAUL WOLFF) LTD.

                                                By: /s/ MARK L. MEY
                                                    ----------------------------
                                                    Name:  Mark L. Mey
                                                    Title: Treasurer

CONSENTED AND AGREED TO
as of the 15th day of March, 2002

Name of Holder:

----------------------------

By:
   -------------------------
    Name:
    Title:



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AGREED TO AND ACCEPTED:

JP MORGAN CHASE BANK, Trustee

By: [Authorized Signator]
   -------------------------
    Name:
    Title:


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                                                                      SCHEDULE A

                        NAMES AND ADDRESSES OF PURCHASERS


PRINCIPAL LIFE INSURANCE COMPANY
711 High Street
Des Moines, IA 50392-0800
ATTN: Investment Department - Securities

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD ACCIDENT AND INDEMNITY COMPANY
c/o Hartford Investment Management Company
c/o Investment Department, 10th Floor
Private Placements
P.O. Box 1744
Hartford, CT 16114-1744

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
LINCOLN NATIONAL REINSURANCE COMPANY (BARBADOS) LTD.
LINCOLN NATIONAL HEALTH & CASUALTY INSURANCE COMPANY
LONDON LIFE INTERNATIONAL REINSURANCE CORPORATION
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
c/o Lincoln Investment Management, Inc.
200 East Berry Street, Renaissance Square
Ft. Wayne, IN 46802
ATTN: Investments/Private Placements

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
One Nationwide Plaza (1-33-07)
Columbus, OH 43215-2220
ATTN: Corporate Fixed-Income Securities

THE PENN MUTUAL LIFE INSURANCE COMPANY
600 Dresher Road
Horsham, PA 19044
Attn: Barbara P. Henderson
Investment Department - C1B

USAA INVESTMENT MANAGEMENT COMPANY
Insurance Company Portfolios
USAA IMCO
USAA Building, BK D04N 9800
Fredericksburg Road
San Antonio, TX 78288

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RELIASTAR LIFE INSURANCE COMPANY
NORTHERN LIFE INSURANCE COMPANY
SECURITY CONNECTICUT LIFE INSURANCE COMPANY
100 Washington Square South
Suite 800
Minneapolis, MN 55401-2121